EXHIBIT 99.3

PLAINS ALL AMERICAN PIPELINE, L.P.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

As of and for the Three Months Ended March 31, 2004 and for the Year Ended December 31, 2003

PLAINS ALL AMERICAN PIPELINE, L.P.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

      Plains All American Pipeline, L.P. (“PAA”) is a publicly traded Delaware limited partnership engaged in interstate and intrastate crude oil transportation, and crude oil gathering, marketing, terminalling and storage, as well as the marketing and storage of liquefied petroleum gas and other petroleum products. The following unaudited pro forma financial statements are presented to give effect to the transaction described below:

The acquisition of the North American crude oil and pipeline operations (which accounts for substantially all of the historical consolidated operations) of Link Energy LLC (“Link Energy” and the “Link Energy acquisition”). The acquisition price of approximately $331 million includes the assumption of liabilities and net working capital items and third-party transaction, integration and other costs. The acquisition closed and was effective on April 1, 2004 and will be accounted for using the purchase method of accounting.

      The unaudited pro forma combined balance sheet as of March 31, 2004 and the unaudited pro forma combined statement of operations for the three months ended March 31, 2004 and the year ended December 31, 2003 are based upon the following, respectively:

(1) The historical balance sheet of PAA at March 31, 2004 and of Link Energy at March 31, 2004.

(2) The historical consolidated statements of operations of PAA for the three months ended March 31, 2004 and the year ended December 31, 2003 and the historical consolidated statements of operations of Link Energy for the same periods.

      The unaudited pro forma combined financial statements are not necessarily indicative of the results of the actual or future operations or financial condition that would have been achieved had the transactions occurred at the dates assumed (as noted below). The unaudited pro forma combined financial statements should be read in conjunction with the notes thereto, the historical unaudited financial statements of PAA for the three months ended March 31, 2004 and the audited financial statements of PAA for the year ended December 31, 2003, as well as those of Link Energy for the same periods.

      The following unaudited pro forma combined statements of operations for the three months ended March 31, 2004 and the year ended December 31, 2003 have been prepared as if the transaction described above had taken place on January 1, 2003. The unaudited pro forma combined balance sheet at March 31, 2004 assumes the transaction was consummated on that date.

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

March 31, 2004

			Pro Forma
	Plains	Link	Link Energy		Plains
	All American	Energy	Acquisition		All American
	Historical	Historical	Adjustments		Pro Forma

	(In thousands)
CURRENT ASSETS
Cash and cash equivalents	$2,037	$2,929	$(2,929	)(a)	$2,037
			273,500	(c)
			(273,500	)(d)
Restricted cash	—	3,581	(3,581	)(a)	—
Accounts receivable, net	554,405	406,512	(612	)(a)	958,233
			(2,072	)(e)
Inventory	73,843	7,838	800	(d)	82,481
Other current assets	23,471	6,682	(4,859	)(a)	25,294

Total current assets	653,756	427,542	(13,253)		1,068,045
PROPERTY AND EQUIPMENT, net	1,308,712	256,366	(31,741	)(b)	1,570,553
			37,216	(d)
OTHER ASSETS
Pipeline linefill	123,266	—	37,209	(b)	177,731
			17,256	(d)
Other, net	79,339	5,907	(439	)(a)	85,454
			(5,468	)(b)
			6,115	(d)

Total assets	$2,165,073	$689,815	$46,895		$2,901,783

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$645,322	$435,562	$(6,167	)(a)	$1,089,945
			17,300	(d)
			(2,072	)(e)
Due to related parties	26,539	—	—		26,539
Short-term debt	14,689	137,360	(137,360	)(a)	14,689
Other current liabilities	39,726	24,668	(17,803	)(a)	47,305
			714	(d)

Total current liabilities	726,276	597,590	(145,388)		1,178,478
LONG-TERM LIABILITIES
Long-term debt under credit facilities	238,737		273,500	(c)	512,237
Senior notes	449,017	110,052	(110,052	)(a)	449,017
Other long-term liabilities and deferred credits	14,865	15,607	(6,151	)(a)	25,873
			1,552	(d)

Total liabilities	1,428,895	723,249	13,461		2,165,605

COMMITMENTS AND CONTINGENCIES
PARTNERS’ CAPITAL	736,178	(33,434)	33,434	(a)	736,178

Total Liabilities and Partners’ Capital	$2,165,073	$689,815	$46,895		$2,901,783

See notes to unaudited pro forma combined financial statements

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2004

			Pro Forma
	Plains	Link	Link Energy		Plains
	All American	Energy	Acquisition		All American
	Historical	Historical	Adjustments		Pro Forma

	(In thousands, except per unit data)
REVENUES	$3,804,644	$40,682	$(465	)(f)	$3,844,861
COSTS AND EXPENSES
Purchases and related costs	3,693,521	8,081	(465	)(f)	3,701,137
Field Operating costs (excluding LTIP charge)	37,816	20,725	—		58,541
LTIP charge — field operating costs	567	—	—		567
General and administrative expenses (excluding LTIP charge)	15,478	18,514	—		33,992
LTIP charge — general and administrative	3,661	—	—		3,661
Depreciation and amortization	13,120	5,060	(5,060	)(g)	15,028
			1,908	(h)

Total costs and expenses	3,764,163	52,380	(3,617)		3,812,926

Other, net	—	(20)	—		(20)
Gains on sales of assets	—	730 (j)	—		730

OPERATING INCOME	40,481	(10,988)	3,152		32,645
OTHER INCOME/(EXPENSE)
Interest expense	(9,532)	(11,531)	(2,120	)(i)	(23,183)
Interest and other income (expense), net	41	(24)	—		17

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$30,990	$(22,543)	$1,032		$9,479

NET INCOME FROM CONTINUING OPERATIONS — LIMITED PARTNERS	$28,759				$7,678

NET INCOME FROM CONTINUING OPERATIONS — GENERAL PARTNER	$2,231				$1,801

BASIC NET INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$0.49				$0.13

DILUTED NET INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$0.49				$0.13

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	58,414				58,414

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	59,017				59,017

See notes to unaudited pro forma combined financial statements

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2003

		Link Energy Historical

		Successor	Predecessor
		Company	Company

		Ten Months	Two Months	Pro Forma
	Plains	Ended	Ended	Link Energy		Plains
	All American	December 31,	February 28,	Acquisition		All American
	Historical	2003	2003	Adjustments		Pro Forma

	(In thousands, except per unit data)
REVENUES	$12,589,849	$153,033	$31,635	$(2,828	)(f)	$12,771,689
COSTS AND EXPENSES
Purchases and related costs	12,232,536	23,863	4,521	(2,828	)(f)	12,258,092
Field Operating costs (excluding LTIP charge)	134,177	70,102	13,020	—		217,299
LTIP charge — field operating costs	5,727	—	—	—		5,727
General and administrative expenses (excluding LTIP charge)	49,969	45,959	6,846	—		102,774
LTIP charge — general and administrative	23,063	—	—	—		23,063
Depreciation and amortization	46,821	17,161	4,642	(21,803	)(g)	54,452
				7,631	(h)

Total costs and expenses	12,492,293	157,085	29,029	(17,000)		12,661,407

Other, net	—	1,982	8	—		1,990
Gains on sales of assets	648	11,885 (j)	—	(11,700	)(k)	833

OPERATING INCOME	98,204	9,815	2,614	2,472		113,105
OTHER INCOME/(EXPENSE)
Interest expense	(35,226)	(32,708)	(5,645)	(8,479	)(i)	(82,058)
Interest and other income (expense), net	(3,530)	192	156	—		(3,182)

Income (Loss) from Continuing Operations Before Reorganization Items, Net Gain on Discharge of Debt and Fresh Start Adjustments	59,448	(22,701)	(2,875)	(6,007)		27,865
Reorganization Items	—	—	(7,330)	—		(7,330)
Net Gain on Discharge of Debt	—	—	131,560	—		131,560
Fresh Start Adjustments	—	—	(56,771)	—		(56,771)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$59,448	$(22,701)	$64,584	$(6,007)		$95,324

NET INCOME FROM CONTINUING OPERATIONS — LIMITED PARTNERS	$53,473					$88,631

NET INCOME FROM CONTINUING OPERATIONS — GENERAL PARTNER	$5,975					$6,693

BASIC NET INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$1.01					$1.68

DILUTED NET INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$1.00					$1.66

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	52,743					52,743

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	53,400					53,400

See notes to unaudited pro forma combined financial statements

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1 —	Pro Forma Adjustments

      The pro forma adjustments are as follows:

a.	Reflects the elimination of assets and liabilities of Link Energy that were not acquired, as described in the purchase and sale agreement. This relates primarily to corporate debt and equity and the assets and liabilities of the discontinued operations.

b.	Reflects the reclass of crude oil linefill to a separate balance sheet line to be consistent with PAA historical presentation.

c.	Reflects borrowings under our revolving credit facilities to fund the Link Energy acquisition at closing.

d.	Records the cash paid, additional obligations assumed and adjustments to fair value of the assets purchased and liabilities assumed in the Link Energy acquisition based on the purchase method of accounting. The purchase price consists of approximately $331 million including the assumption of certain liabilities, net working capital and transaction and closing costs (See Note 2).

e.	Reflects the elimination of accounts receivable and accounts payable balances related to transactions between PAA and Link Energy.

f.	Reflects the elimination of purchases and sales related to transactions between PAA and Link Energy.

g.	To reverse historical depreciation as recorded by Link Energy.

h.	Reflects depreciation on the acquired assets based on the straight-line method of depreciation over average useful lives ranging from 5 to 50 years.

i.	Reflects the adjustment to interest expense for the increase in long-term debt of $273.5 million from a draw down on our revolving credit facilities using an average interest rate of 3.1% for the periods ended December 31, 2003 and March 31, 2004. The impact to interest expense of a 1/8% change in interest rates would be approximately $0.3 million per year.

j.	Gain on sale of assets has been reclassified from Other (Income) Expense as shown in Link Energy’s historical financial statements to conform to PAA’s presentation.

k.	Reflects the elimination of the gain on sale of asset in October 2003 from Link Energy to PAA, which is included in Link Energy’s historical financial statements.

Note 2 —	Purchase Price Allocation

      The Link acquisition presented in these pro forma statements has been accounted for using the purchase method of accounting and the purchase price has been allocated in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” The acquisition consists of the North American crude oil and pipeline operations (which accounts for substantially all of the historical consolidated operations) of Link Energy. The purchase price of approximately $331 million includes (i) cash paid of approximately $273.5 million, (ii) assumption of $50.0 million of liabilities and net working capital items and (iii) third party transaction and closing costs of approximately $7.5 million. The acquisition closed and was effective on April 1, 2004. The total purchase price and the related allocation are preliminary as the amount of inventory acquired, transaction costs, certain working capital balances and other obligations are based on estimates at this time. The purchase price allocation is set forth in the table below (in thousands):

Description	Fair Value	Book Value(1)	Adjustment

Accounts receivable	$405,900	$405,900	$—
Inventory	8,638	7,838	800	(2)
Other current assets	1,823	1,823	—
Property and equipment	261,841	224,625	37,216	(2)
Crude oil linefill	54,465	37,209	17,256	(2)
Goodwill	5,845	—	5,845	(2)
Other	270	—	270	(2)

Assets acquired	$738,782	$677,395	$61,387

Accounts payable	$(446,695)	$(429,395)	$(17,300	)(3)
Other current liabilities	(7,579)	(6,865)	(714	)(2)
Other long-term liabilities and deferred credits	(11,008)	(9,456)	(1,552	)(2)

Liabilities assumed	$(465,282)	$(445,716)	$(19,566)

Net cash paid	$273,500

(1)	Book value subsequent to pro forma adjustments a and b as described in Note 1.

(2)	Adjusted to fair value of assets acquired and liabilities assumed based on Statement of Financial Accounting Standards (“SFAS”) No. 141 “Business Combinations.”

(3)	Accrued transaction costs recorded in accordance with SFAS No. 141 and acquisition related liabilities primarily associated with involuntary employee termination costs and exit costs for certain leases recorded in accordance with Emerging Issues Task Force Issue No. 95-03 “Recognition of Liabilities in Connection with a Purchase Business Combination.”